Exhibit 99.1

EPR PROPERTIES ANNOUNCES DEFERRAL OF
UNCOMMITTED INVESTMENT SPENDING

Revises 2020 Investment Spending Guidance

Withdraws 2020 Earnings Guidance

Kansas City, MO, March 12, 2020 -- EPR Properties (NYSE:EPR) today announced the deferral of its anticipated gaming venue investment and all other uncommitted investment spending due to unfavorable current market conditions. As previously announced, the Company entered into a non-binding term sheet with respect to the gaming investment of approximately $1.0 billion. Neither party has any obligation under the term sheet to proceed with the transaction and there can be no assurance that the transaction will be consummated once market conditions improve.
The Company’s previously announced 2020 guidance included the impact of this anticipated gaming venue investment of approximately $1.0 billion as well as other uncommitted investment spending totaling approximately $600.0 million that together was expected to add approximately $0.60 of Funds From Operations as Adjusted (FFOAA) per diluted common share net of capital requirements. As a result of the unfavorable and uncertain current market conditions, the Company is revising its 2020 investment spending guidance to only reflect committed investment spending totaling approximately $100.0 million and withdrawing all other previously issued guidance.
“During these unprecedented times, our decisions today reflect our long-term commitment to maintaining the strength of our balance sheet,” stated Company President and CEO Greg Silvers. “With approximately $500.0 million in unrestricted cash, 100% availability under our $1.0 billion line of credit, low leverage and no near-term debt maturities, we believe the strength of our balance sheet will allow us to weather this period.”
About EPR Properties
EPR Properties is a leading experiential net lease real estate investment trust (REIT), specializing in select enduring experiential properties in the real estate industry. We focus on real estate venues which create value by facilitating out of home leisure and recreation experiences where consumers choose to spend their discretionary time and money. We have over $6.7 billion in total investments across 44 states. We adhere to rigorous underwriting and investing criteria centered on key industry, property and tenant level cash flow standards. We believe our focused approach provides a competitive advantage, and the potential for higher growth and better yields. Further information is available at www.eprkc.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to the uncertain financial impact of COVID-19, our acquisition or disposition of properties, our capital resources, future expenditures for development projects, expected dividend payments, and our results of operations and financial condition. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. References to our earnings guidance and investment spending guidance are forward-looking statements. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.
EPR Properties
Brian Moriarty, 888-EPR-REIT
www.eprkc.com